SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

March 31, 2004

Date of Report

(Date of earliest event reported)

INFOSPACE, INC.

(Exact name of Registrant as specified in its charter)

DELAWARE

(State or other jurisdiction of incorporation)

0-25131	91-1718107
(Commission File No.)	(IRS Employer Identification Number)

601 108th Avenue N.E., Suite 1200

Bellevue, Washington 98004

(Address of Principal Executive Offices)

425-201-6100

(Registrant’s Telephone Number, Including Area Code)

Item 2.	ACQUISITION OR DISPOSITION OF ASSETS

On March 31, 2004 InfoSpace, Inc. completed the sale of its Payment Solutions business to Lightbridge, Inc. for $82 million in cash.

Item 7.	FINANCIAL STATEMENTS AND EXHIBITS

(b)	PRO FORMA FINANCIAL INFORMATION.

Required pro forma financial information will be filed by amendment to this Current Report on Form 8-K as soon as practicable, but not later than June 14, 2004.

(c)	EXHIBITS.

2.1	Stock Sale Agreement by and among InfoSpace, Inc., Go2Net, Inc., Authorize.Net Corp. and Lightbridge, Inc. dated as of February 29, 2004

99.1	Press Release, dated April 1, 2004

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 9, 2004

INFOSPACE, INC.

By:	/s/ Edmund O. Belsheim, Jr.
Edmund O. Belsheim, Jr.
Chief Administrative Officer